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Subsidiaries of the Registrant                                        Exhibit 21

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Name                                                  Jurisdiction of Incorporation
----                                                  -----------------------------

All Cycle Waste, Inc.                                 Vermont

Blasdell Development Group, Inc.                      New York

Bristol Waste Management, Inc.                        Vermont

Casella Waste Management, Inc.                        Vermont

Casella Waste Management of Pennsylvania, Inc.        Pennsylvania

Casella Waste Management of N.Y., Inc.                New York

Casella Transportation, Inc.                          Vermont

Casella T.I.R.E.S., Inc.                              Maine

Corning Community Disposal Service, Inc.              New York

Forest Acquisitions Inc.                              New Hampshire

Grasslands, Inc.                                      New York

Hakes C&D Disposal, Inc.                              New York

Hiram Hollow Regeneration Corp.                       New York

Hyland Associates                                     New York

Natural Environmental, Inc.                           New York

New England Waste Services of Vermont, Inc.           Vermont

New England Waste Services of N.Y., Inc.              New York

New England Waste Services, Inc.                      Vermont

Newbury Waste Management, Inc.                        Vermont

North Country Environmental Services, Inc.            Virginia

North Country Composting Services, Inc.               New Hampshire

Northern Sanitation, Inc.                             New York

Northern Properties of Plattsburgh, Inc.              New York

Pine Tree Waste, Inc.                                 Maine

Portland C & D Landfill, Inc.                         New York

R.A.Bronson, Inc.                                     New York

Resource Waste Systems, Inc.                          Massachusetts

Resource Recovery of Cape Cod, Inc.                   Massachusetts

Resource Transfer, Inc.                               Massachusetts

Rutland Acquisition Sub, Inc.                         New Jersey

Sawyer Environmental Services                         Maine

Sawyer Environmental Recovery Facilities, Inc.        Maine
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

Schultz Landfil, Inc.                                 New York

Sunderland Waste Management, Inc.                     Vermont

Waste Stream, Inc.                                    New York

Westfield Disposal Service, Inc.                      New York

Winters Brothers, Inc.                                Vermont

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